Exhibit 10.44

POOLED INCENTIVE COMPENSATION PLAN

FOR THE

PROPRIETARY LENDING GROUP

JANUARY 1 - DECEMBER 31, 2004

A.                                  PURPOSE/OBJECTIVES OF THE PLAN

Set forth below is the pooled incentive compensation plan (“Plan”) for the Eligible Employees (as defined in section B, below) of GMAC Commercial Mortgage Corporation (“GMACCM”) who are assigned to the Proprietary Lending Group (“Group”).

Purpose

The Plan was adopted by GMACCM to reward Eligible Employees for bottom-line production profitability of the Group after taking into account all direct and indirect income and expenses of the Group, as well as reward behavior and conduct consistent with the overall directional goals of GMACCM and the stated Core Values.

Plan Objectives

The Plan is intended to:

•                  Attract and retain superior personnel by providing competitive compensation opportunities;

•                  Link incentive compensation closely to individual performance;

•                  Align interests of employees with overall goals and performance  of GMACCM;

•                  Reward Eligible Employees on an equitable basis given the value they contribute to GMACCM and;

•                  Provide a consistent set of guidelines for the calculation of incentive payments, with authority for appropriate discretionary modification as to optics and reasonableness.

Effective Date

The effective date for the Plan is January 1, 2004.

The Plan Year

Each year covered by the Plan (“Plan Year”) shall be a calendar year.  The Plan will remain in effect for each successive Plan Year, subject to modification in accordance with the process stated under this section.

Modifications to the Plan may be made on an annual basis upon the recommendation of the Chief Executive Officer of GMACCM North American Operations (“CEO, GMACCM NAO”) provided that requested modifications are submitted to GMACCH’s Human Resources Department (“Human Resources”) prior to October 31 of the Plan Year preceding the Plan Year for which the modifications are intended to be effective.  Only those changes approved by GMACCH’s Incentive Compensation Committee (“GMACCH Compensation Committee”) and the GM Incentive Compensation Committee prior to December 31 will be made.

GMACCM expects to continue the Plan indefinitely and to comply with the modification provisions set forth herein.  GMACCM reserves the right, however, to modify or terminate the Plan, in whole or in part, at any time during any Plan Year due to trends or changes in the industry which may adversely impact GMACCM as a whole or GMACCM’s ability to perform its obligations under the Plan.  GMACCM also may issue updates as and when necessary to aid in the interpretation of the Plan or correct errors.

No Contract of Employment

Neither the Plan nor any other statement on compensation or bonuses from time to time made by GMACCM is intended to create, or should it be construed as creating, an employment contract with any employee for any duration, definite or indefinite.  GMACCM is an employer-at-will, and the employment of any employee may be terminated at any time by GMACCM, as applicable, for any reason or no reason.

B.                                  ELIGIBILITY OF PLAN PARTICIPANTS

Eligible Employees

Participation in the Plan is limited to only those employees of GMACCM who are assigned to the Group and who have been identified by the CEO, GMACCM NAO for participation in the Plan (each such employee, an “Eligible Employee”). Human Resources shall maintain a current listing of all Eligible Employees.

Notwithstanding any current eligible employee list, the CEO, GMACCM NAO with the approval of the Chief Executive Officer of GMAC Commercial Holding Corp. (“CEO, GMACCH”) may designate employees not assigned to the Group as an Eligible Employee under the Plan.

All employees assigned to the Group (including Administrative Staff) who are hired prior to September 1st of the Plan Year are eligible to participate in the Plan immediately upon being designated an Eligible Employee.

Employment Termination

An Eligible Employee who resigns, who retires other than in accordance with GMACCM’s retirement policy, or who is terminated with or without cause (a) will cease to be an Eligible Employee under the Plan as of the date such event occurs and (b) will not be eligible for a bonus unless he or she is employed by GMACCM on the date the bonus is paid.

Retirement, Disability or Death

An Eligible Employee who retires in accordance with the guidelines of GMACCM’s retirement policy or whose employment terminates as a result of permanent disability or death (a) will cease to be an Eligible Employee under the Plan as of the date such event occurs and (b) unless otherwise determined in the discretion of the CEO, GMACCM NAO, will not be eligible for a bonus unless he or she is employed by GMACCM on the date the bonus is paid.

Transfers within GMACCM

An Eligible Employee who voluntarily or involuntarily transfers to another business unit of GMACCM (a) will cease to be an Eligible Employee under the Plan as of the date of such transfer and (b) unless otherwise determined in the discretion of the CEO, GMACCM NAO, will not be eligible for the bonus under the Plan.

Other Termination Events

No other termination events shall be eligible for bonus payments under the Plan.

C.                                    GROUP INCOME

Income of the Group will be recognized in accordance with Generally Accepted Accounting Principles as applied in the United States (“GAAP-US”) and as reflected in the monthly Sub Business Unit reports (“SBU reports”) that are published monthly by GMACCM and distributed to the Group.  Income of the Group will include, but is not limited to, interest income, loan fees, extension fees, commitment fees, loan sale gains and loan placement/agent fees.

D.                                    EQUITY CREDIT

Equity credit will be attributed to the Group in an amount equal to the economic capital recorded for the Group’s credit loan exposure as determined at the end of each calendar quarter; times the weighted average Cost of Funds (“COF”) for the applicable period, prorated by the actual number of days.  This credit is being applied for purposes of calculating net incentive income from which ROEC will be calculated.  The amount of economic capital will be determined jointly by the Chief Financial Officer of the GMAC Commercial Holding Corp. (“CFO, GMACCH”) and the Chief Risk Officer of GMACCH (“CRO, GMACCH”) as further agreed upon by the CEO, GMACCM NAO.

E.                                      GROUP EXPENSES

Expenses of the Group will be recognized in accordance with GAAP-US and as reflected in the monthly SBU reports that are published monthly by GMACCM and distributed to the Group. Expenses for purposes of the Plan will include all pre-tax costs, direct and indirect, incurred in the operation of the Group.  Direct and indirect expenses include, but are not limited to, personnel cost, fringe benefits, employment taxes, rent, depreciation, advertising, and licenses and fees.

F.                                      DETERMINATION OF INCOME AND EXPENSES

The CFO, GMACCH will determine and define allowable income and expenses applicable to the Group in a manner consistent with the accounting of income and expense for GMACCM.  In the event of a dispute, the CEO, GMACCH will make a final determination of allowable income and expenses, and that determination will be final and binding.

G.                                    INCENTIVE BONUS DISTRIBUTION

Pursuant to the incentive formula set forth in Section H of this Plan, amounts will be allocated to an Incentive Bonus Pool (defined in Section H) from which bonus incentive compensation may be distributed to Eligible Employees of the Group.

Distribution by GMACCM of all or any portion of the Incentive Bonus Pool to Eligible Employees is discretionary.  Amounts available for distribution from the Incentive Pool may not necessarily be distributed, or less than the full amount of the Incentive Pool may be authorized for distribution.  Discretion for individual employee bonus or accruals will ultimately be determined by the CEO, GMACCM NAO and the CEO, GMACCH.

One of the factors that will be taken into account when determining the Incentive Bonus Pool will include, but will not be limited to, Goal and Objective achievement. Note: the criteria listed below are meant as a guide for the success of the Group and may not be representative of all final consideration criteria. General discretion will also be used, if appropriate, for such things as optics on individual employee payouts or plan level accruals as ultimately determined by the CEO, GMACCH.

Goal and Objective achievement: Up to 50% of the Incentive Bonus Pool will be based upon how the Group contributes to the overall goals and objectives of the North American Operations (“NAO”), the NAO business unit as well as the GMACCH as a whole. Some of the goals and objectives to be considered include but are not limited to the following:

1.               Reduce Economic Capital (“EC”) consumption and the efficient use of EC.

2.               Reduction in the reliance of GMAC funding.

3.               Adherence to the published Core Values.

4.               Promote teamwork and cross selling throughout the organization.

5.               Achieve acceptable returns on EC.

6.             Embrace a more robust distribution business model providing greater liquidity and turnover of the portfolio by collaborating and cooperating in the process.

7.               Contribute to overall earnings of NAO and GMACCH.

8.               Promote operating efficiencies, i.e. contain costs.

9.               Grow non risk fee income at a greater rate than net interest income.

H.                                    INCENTIVE BONUS CALCULATION

Definition of Terms:	(All calculations are made using US Dollars)

Incentive Bonus Pool:	The total Incentive Bonus Pool for the Group for the Plan Year will be calculated based on the following schedule:

	After-Tax Incentive
If	Return on Economic Capital	Then	Line Item Incentive Factor

	Greater than or equal to 10%		Net Interest Income/At Risk Income	13.0%
	but less than 12.5%		Placement Fees/Other Income	13.0%
			Gain on Asset Sales/Exit Fees	32.5%
			Operating Expense (net of Incentive Expense)	note 1
			Non Operating Expenses (provision/OMSR)	-16.0%

	After-Tax Incentive
If	Return on Economic Capital	Then	Line Item Incentive Factor

	Greater than or equal to 12.5%		Net Interest Income/At Risk Income	14.0%
	but less than 15%		Placement Fees/Other Income	14.0%
			Gain on Asset Sales/Exit Fees	35.0%
			Operating Expense (net of Incentive Expense)	note 1
			Non Operating Expenses (provision/OMSR)	-16.0%

	After-Tax Incentive
If	Return on Economic Capital	Then	Line Item Incentive Factor

	Greater than or equal to 15%		Net Interest Income/At Risk Income	15.0%
	but less than 17.5%		Placement Fees/Other Income	15.0%
			Gain on Asset Sales/Exit Fees	37.5%
			Operating Expense (net of Incentive Expense)	note 1
			Non Operating Expenses (provision/OMSR)	-16.0%

	After-Tax Incentive
If	Return on Economic Capital	Then	Line Item Incentive Factor

	Greater than or equal to 17.5%		Net Interest Income/At Risk Income	16.0%
			Placement Fees/Other Income	16.0%
			Gain on Asset Sales/Exit Fees	40.0%
			Operating Expense (net of Incentive Expense)	note 1
			Non Operating Expenses (provision/OMSR)	-16.0%

Note 1: Operating Expenses (net of Incentive Expense) factor will be determined by calculating the weighted average of the related incentive factors multiplied by 115%.

Line Item definitions:   The Line Item as reported in the Group’s SBU(s) report(s).

Net Interest Income/At Risk Income: All Net Interest Income, Net Gain on Credit/Basis Swaps (net of hedge), Repo. Int. Exp. Associated with Hedging (G/L 40910004) and Net Swap Expenses – Asset Hedge (G/L 40910008).

Placement Fees/Other Income: All Operating Income excluding Exit Fees (G/L 40810007) and Gain/(Loss) on Asset Sales.

Gain/(Loss) on Asset Sales/Exit Fees:  Exit Fees (G/L 40810007) and Gain/(Loss) on Sale of Assets excluding line items G/L 40910004 and G/L 40910008.

Operating Expenses (net of Incentive Expense):  All direct and indirect operating expenses, less incentive expense.

Non-Operating Expenses (Provision/OMSR):  All Non-operating expense including loan loss provision and OMSR amortization expense.

Line Item Re-Classification: On a quarterly basis and upon the receipt of a formal written request from the Group, management will consider, at its discretion, the re-classification (for incentive purposes only, any reclassification will not be reflected on the Group’s SBU) of certain revenue activity between the various Line Items, as defined herein.  For example, placement fee revenue recorded as a result of the sale of an asset(s) may be considered as additional Gain on Sale and eligible for the corresponding higher incentive factor.  Or, fees associated with servicing or loan administration that can be justified as no-risk revenue may be re-classified and eligible for the corresponding higher incentive factor.

Net Incentive Income:	Net Income before taxes, as reflected in the Group’s SBU(s) Report(s) and adjusted as follows:

	•	Addition of any Equity Credit, as defined in Section D, above
	•	Addition of any incentive expense for the Plan as reflected in the SBU Reports during the Plan Year.

After-Tax
Net Incentive Income:	Net Incentive Income adjusted as follows:

	•	Deduction of the actual Incentive Bonus Pool,
	•	Multiplied by 1 minus the assumed US tax rate (or other effective tax rate as determined by the CFO, GMACCH) of 35% (or 65%)

After-Tax Incentive
Return on Economic
Capital:	After-Tax Net Incentive Income divided by the Economic Capital

Economic Capital:

The dollar amount of unexpected loss inherent in the Group’s credit portfolio as determined jointly by the CFO, GMACCH and the CRO, GMACCH, and as further agreed upon by the CEO, GMACCM NAO.  Economic capital will be determined based on calendar quarter-end credit exposure attributed to the Group.  Each quarter-end amount of economic capital will be totaled and then divided by 4 to arrive at the full-year average economic capital.

Current Incentive Bonus

The Group’s Current Incentive Bonus Pool shall generally be equal to no greater than 90% of the Group’s Incentive Bonus Pool for the Plan Year. All Eligible Employees are eligible to participate in the Current Incentive Bonus.

Contingent Award

Those Eligible Employees designated by the CEO, GMACCM NAO, as having management responsibility will be eligible to participate in the Contingent Award portion of the Plan. The Contingent Award portion of the Plan shall be equal to the remaining 10% (minimum) of the Group’s Incentive Bonus Pool and set-aside for the Plan Year as an incentive for continued employment (“Contingent Award”). Amounts set-aside as the Contingent Award will be set-aside on the same date that bonuses under the Plan are paid and will accrue interest at the GM Short-Term Proxy Rate.  The amount of the Contingent Award pool that is set-aside during each Plan Year for an Eligible Employee will be determined by the CEO, GMACCM NAO.

In order to manage expectations, Contingent Awards should be established for key managers holding titles of Vice President, Senior Vice President and above depending on roles and responsibilities. Generally Contingent Award percentages will increase for the higher levels of title. For example a Vice President and some Senior Vice Presidents may have between, but not limited to, 5-10% of their total incentive allocated to Contingent Award and Senior Vice Presidents and above may have between, but not limited to,
15-25% of their total incentive allocated to Contingent Award.  These ranges are a guide and actual Contingent Award allocations may be outside of these ranges.

Payment of a Contingent Award will be made to the Eligible Employee only if he or she completes 3-years of continuous employment with GMACCM (although not necessarily as an employee assigned to the Group), measured from the date the Contingent Award is set-aside. Payment of the Contingent Award will be made no later than 60 days after the Eligible Employee has completed the 3 years of employment provided that he or she is employed by GMACCM at the time of pay-out.  An Eligible Employee forfeits all rights to a Contingent Award if these requirements are not met.

Notwithstanding the foregoing or Section B of this Plan to the contrary, if the Eligible Employee’s employment with GMACCM terminates prior to completing such 3-year employment requirement due to a layoff, retirement (under the GMACCM retirement policy), permanent disability or death, or if for the same reasons the Eligible Employee is not employed by GMACCM at the time of pay-out, such Eligible Employee will be paid all unpaid Contingent Awards within 90 days of such termination event, even though the employment requirements were not satisfied.

Net Loss Year Provision

In the event that Net Income is a loss in any Plan Year, such loss will be ‘charged back’ against the Contingent Awards set-aside from prior Plan Years. This charge back process will continue until the current year loss is brought up to zero or the Contingent Award set-asides are exhausted.  Once all Contingent Award set-asides are exhausted, any excess losses will not be carried forward into future Plan Years.

Plan Calculation Example:

	Line Item		Incentive
Line Items	Income & Expense	Factor	Bonus Pool

Net Interest Income/At Risk Income	$42,000,000	16.0%	6,720,000
Placement Fees/Other Income	2,700,000	16.0%	432,000
Gain on Asset Sales/Exit Fees	6,000,000	40.0%	2,400,000

Average Revenue Factor		18.8%*

Operating Expense	(18,000,000)	21.6%**	(3,891,600)
Non-Operating Expenses	(3,000,000)	16.0%	(480,000)

Pre-tax Net Income (per SBU)	29,700,000

Equity Credit COF = 2.50%***	3,000,000	16.0%	480,000

Economic Capital	$120,000,000
Equity Credit COF	x 2.50%

***COF estimate for example purposes only

Incentive Accrual per SBU	9,000,000	21.6%	1,945,800

Bonus Incentive Pool			7,606,200

Actual Bonus Incentive Pool	(7,606,200)

Net Incentive Income	34,093,800

Implied Tax Rate of 35%	x 65%

After-Tax Incentive Income	22,160,970

Divided by

Economic Capital	120,000,000

After-Tax Net Incentive Income Return on Equity Capital	18.5%

* Average Revenue Factor = Sum of the contributions to the Incentive Bonus Pool divided by the sum of the related Line Item Income amounts.

Example: 9,552,000 divided by 50,700,000 = 18.8%

**Weighted Average Revenue Factor = Average Revenue Factor multiplied by 115%.

Example: 18.8% multiplied by 1.15% = 21.6%

I.              BONUS RECOMMENDATIONS & APPROVAL PROCESS

The CEO, GMACCM NAO is responsible for the bonus recommendations for all Eligible Employees of the Group.  The CEO, GMACCM NAO may, however, delegate such authority to a senior manager of the Group; provided that, in accordance with GMACCM policy, such designee does not make recommendations regarding his or her own bonus.

If bonus recommendations are included for an eligible employee designated by the CEO, GMACCM NAO and subsequently approved by the CEO, GMACCH that are outside the Group as well as outside of the North American Operations, approval must also be obtained from the Executive Vice President in charge of the Division or Business unit to which these eligible employees report.

No bonus recommendation will be considered final or payable by GMACCM until such time as all bonus calculations and recommendation have been approved by the CEO, GMACCM NAO, the CEO, GMACCH, the GMACHC Compensation Committee and the GM Compensation Committee.  Communication of any bonus recommendation to any member of the Group is prohibited until Human Resources have received all approvals and that approval has been communicated back to the CEO, GMACCM NAO.

J.                                      PAYMENT DATES

Bonuses payable under the Plan will be paid on an annual basis, usually within sixty (60) days after the end of the Plan Year.

K.                                    DECISIONS ON COMPANY OPERATIONS

Nothing in the Plan is intended to restrict, nor does the existence of the Plan restrict, GMACCM’s sole discretion in determining the day-to-day operations of the company, including without limitation, decisions on which employees should be assigned to the Group or removed from the Group; the types or terms of any loan or real estate transaction which GMACCM may, from time to time, offer to clients or in which GMACCM may participate; GMACCM’s underwriting or funding requirements for any transaction; GMACCM’s discretion to accept or reject any loan or other real estate transaction originated by an employee assigned to the Group; GMACCM’s discretion to waive collection of any fee income or refrain from legal enforcement of its rights under any contract; or GMACCM’s decision whether to enter into, expand or terminate any loan correspondent relationship or lending program in which GMACCM may participate.

L.                                     COMPLIANCE WITH APPLICABLE LAWS

The Plan is intended to comply with all laws, rules and regulations of any governmental agency having jurisdiction over the Plan.  Payment will be made only to the extent such payment will not violate any applicable law, rule or regulation.

M.                                  ADMINISTRATION OF THE PLAN

Administration and Disputes

The day-to-day administration of the Plan will be the responsibility of Human Resources.

All matters covered by the Plan which are determined at the discretion of the CEO, GMACCM NAO, any other executive officer identified by the Plan or by the GMACCH Compensation Committee and shall be final and binding.  Any waiver or exception provided by GMACCM in any one instance will not been deemed a waiver or exception in any other instance, unless expressly declared in writing by Human Resources to be GMACCM policy.

All disputes regarding matters covered by the Plan will be resolved by the CEO, GMACCM NAO with the approval of the CEO, GMACCH whose determination shall be final and binding.

Corporate Policy

No employee receiving compensation pursuant to the Plan shall discuss the amount of his or her compensation with any employee of GMACCM other than the employee advising him or her of the compensation or the employee’s supervisor. Grievances or concerns regarding administration of the Plan must be addressed to the employee’s supervisor, the CEO, GMACCM NAO or Human Resources.